News Release

FIS Announces 10% Increase in Quarterly Dividend

JACKSONVILLE, Fla., February 12, 2013 - FIS™ (NYSE: FIS), the world's largest provider of banking and payments technology, today announced that its Board of Directors has approved a 10% increase in the quarterly dividend from $0.20 per share to $0.22 per share. The increased dividend represents an annual yield of approximately 2.4% based on the current share price. The increase is effective with the next quarterly dividend, which is payable March 29, 2013, to shareholders of record as of the close of business March 15, 2013.

“Today's announcement signifies the confidence that our Board and management team have in our ability to continue to grow the business, as well as our ongoing commitment to enhance shareholder return,” stated Frank Martire, FIS' chairman and chief executive officer.

The payment of any future quarterly dividends will be at the discretion of the Board and will be dependent upon FIS' financial position, results of operations, cash flow and other factors deemed relevant by the Board.
About FIS
FIS (NYSE: FIS) is the world's largest global provider dedicated to banking and payments technologies. With a long history deeply rooted in the financial services sector, FIS serves more than 14,000 institutions in over 100 countries. Headquartered in Jacksonville, Fla., FIS employs more than 35,000 people worldwide and holds leadership positions in payment processing and banking solutions, providing software, services and outsourcing of the technology that drives financial institutions. First in financial technology, FIS tops the annual FinTech 100 list, is 425 on the Fortune 500 and is a member of Standard & Poor's 500® Index. For more information about FIS, visit www.fisglobal.com.

Forward-Looking Statements
This news release contains “forward-looking statements” within the meaning of the U.S. federal securities laws. Statements that are not historical facts, including statements about whether or not the magnitude and manner in which we pay any future dividends, as well as other statements about our expectations, hopes, intentions, or strategies regarding the future, are forward-looking statements. These statements relate to future events and our future results, and involve a number of risks and uncertainties. Forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. Any statements that refer to beliefs, expectations, projections or other characterizations of future events or circumstances and other statements that are not historical facts are forward-looking statements.

Actual results, performance or achievement could differ materially from those contained in these forward-looking statements. The risks and uncertainties that forward-looking statements are subject to include without limitation:

•
changes and conditions in general economic, business and political conditions, including the possibility of intensified international hostilities, acts of terrorism, and changes and conditions in either or both the United States and international lending, capital and financial markets;

•	the effect of legislative initiatives or proposals, statutory changes, governmental or other applicable regulations and/or changes in industry requirements, including privacy regulations;

•	the adequacy of our cash flow and earnings and other conditions which may affect our ability to pay our quarterly dividend at the planned level;

•	the effects of our leverage which may limit the funds available to make acquisitions and invest in our business, pay dividends and repurchase shares;

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the risks of reduction in revenue from the elimination of existing and potential customers due to consolidation in or new laws or regulations affecting the banking, retail and financial services industries or due to financial failures or other setbacks suffered by firms in those industries;

•	changes in the growth rates of the markets for core processing, card issuer, and transaction processing services;

•	failures to adapt our services and products to changes in technology or in the marketplace;

•
internal or external security breaches of our systems, including those relating to the theft of personal information and computer viruses affecting our software or platforms, and the reactions of customers, card associations and others to any such events;

•
the reaction of our current and potential customers to the regulatory letter we received about information security, risk management and internal audit following the security breach we experienced in early 2011 and to any other communications about such topics from our regulators or from us;

•	the failure to achieve some or all of the benefits that we expect from acquisitions;

•
our potential inability to find suitable acquisition candidates or finance such acquisitions, which depends upon the availability of adequate cash reserves from operations or of acceptable financing terms and the variability of our stock price, or difficulties in integrating past and future acquired technology or business' operations, services, clients and personnel;

•	competitive pressures on product pricing and services including the ability to attract new, or retain existing, customers;

•	an operational or natural disaster at one of our major operations centers;

•	and other risks detailed in “Risk Factors” and other sections of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and other filings with the SEC.

Other unknown or unpredictable factors also could have a material adverse effect on our business, financial condition, results of operations and prospects. Accordingly, readers should not place undue reliance on these forward-looking statements. These forward-looking statements are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Except as required by applicable law or regulation, we do not undertake (and expressly disclaim) any obligation and do not intend to publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise.

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For More Information:

Kim Snider, 904.438.6278	Mary Waggoner, 904.438.6282
Vice President	Senior Vice President
FIS Global Marketing and Corporate Communications	FIS Investor Relations
kim.snider@fisglobal.com	mary.waggoner@fisglobal.com